UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2009
Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Delaware	000-49676	30-0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

13342 Midway Road, Suite 250
Dallas, Texas 75244
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Artfest International, Inc (“Artfest”) previously agreed to utilize the investment banking services of Delaney Equity Group, LLC (“Delaney”).  Delaney was to secure a $5,000,000 equity line, and an investor to purchase $500,000 of convertible debt.  At the closing, Delaney will receive 100% warrant coverage for every drawdown by the Company pursuant to a put notice.  All warrants shall be exercisable for 5 years from the issuance date, with 50% of the warrants with an exercise price equal to $0.05 per share and 50% of the placement agent's warrants are exercisable at a price of $0.10 per share. All warrants shall contain certain antidilution provisions, a piggyback registration right, and a cashless exercise provision.

On June 24, 2009, Artfest entered into a financing arrangement with Sunny Isles Venture, LLC (the “Investor”).  Pursuant to the terms of an Investment Agreement, the Investor has agreed to purchase from Artfest 12% Convertible Preferred Stock from time to time in traunches of a minimum of fifty thousand ($50,000) dollars and a maximum of two hundred thousand ($200,000) dollars up to an aggregate of five million ($5,000,000) dollars.  Artfest may, in its sole discretion, deliver a put notice to the Investor which states the dollar amount which Artfest intends to sell to the Investor.  The Investor’s obligation to purchase the Convertible Preferred Stock is subject to certain conditions, including, but not limited to, a minimum bid price sufficient authorized shares and minimum average trading volume of Artfest’s Common Stock.

The Company has the option to buyback the preferred stock at any time until February 1, 2010 with a 25% prepayment premium, together with accrued and unpaid dividends.

The Investor shall also purchase and assume from a holder of Artfest’s debt, The Ditto Family Trust, a four hundred fifty-four thousand nine hundred sixty-seven ($454,967) dollar obligation of Artfest (the “Debt”), provided that Artfest agrees to convert the Debt at the higher of $0.001 or 10% of the lowest closing bid price for 10 trading days prior to conversion.  As consideration for such assignment, the Investor has agreed to pay or require Artfest to pay to The Ditto Family Trust the amount of four hundred fifty-four thousand nine hundred sixty-seven ($454,967) dollars.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Investment Agreement Exhibit "A": Certificate of Designation of Preferred Stock Exhibit "B": Put Notice
99.2	Assignment and Assumption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date:	June 29, 2009	By: /s/ Edward Vakser
Edward Vakser, President and
Chief Executive Officer